Exhibit 4.1
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SEE REVERSE FOR IMPORTANT NOTICE REGARDING OWNERSHIP AND TRANSFER RESTRICTIONS AND CERTAIN OTHER INFORMATION CUSIP 65345M 10 8 SEE REVERSE FOR CERTAIN DEFINITIONS INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE COMMON STOCK SPECIMEN SECRETARY FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK $0.0001 PAR VALUE, OF NEXTDOOR HOLDINGS, INC. transferable on the books of the Company in Person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby, are issued and shall be held subject to all of the provisions of the Certificate of Incorporation, as it may be amended, and the Bylaws, as they may be amended, of the Company (copies of which are on file with the Company and with the Transfer Agent), to all of which each holder, by acceptance hereof, assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. WITNESS the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

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Continental Stock Transfer Continental Stock T Transfer C ontinental Stock T Stock Transfer C ontinental Stock T Continental Stock Transfer C ontinental Stock T Transfer C ontinental Stock T Stock Transfer C ontinental Stock T Continental Stock T Transfer C ontinental Stock T Stock Transfer C ontinental Stock T Continental Stock T Transfer C ontinental Stock T Stock T Continental Stock T Transfer C ontinental Stock T Stock T Continental Stock T T Stock T T Stock T T Stock T Transfer Transfer Transfer C ontinental Transfer Transfer C ontinental Transfer Transfer C ontinental Stock Transfer C ontinental ransfer C ontinental Stock Transfer Transfer C ontinental Stock Transfer C ontinental Transfer C ontinental Stock Transfer Transfer C ontinental Stock ransfer C ontinental Stock Transfer C ontinental Transfer C ontinental Stock Transfer Transfer C ontinental Stock Transfer C ontinental Stock Transfer C ontinental Transfer C ontinental Stock Transfer